                                                                   Exhibit 10.13


August 1, 1999

PERSONAL & CONFIDENTIAL
Mark Pincus
1572 Shrader Street
San Francisco, CA  94117

Dear Mark:

On behalf of Tioga Systems, Inc. (the "Company" or "Tioga") I am pleased to offer you the position of Chairman and Founder of the Company. The terms of your employment relationship with the company are as set forth below and as approved by the Company's Board of Directors.

1. Position: You will be the Chairman and Founder of the Company, reporting to the Board of Directors. As such, you will have such responsibilities as determined by the Board of Directors.

2. Base Salary and Performance Bonus: You will be paid a base salary of $15,000 per month. Your salary will be payable in accordance with the Company's standard payroll policies (subject to normal required withholding). You will receive a vacation and benefit package similar to that provided for all other executive level employees.

3. Stock Options: Subject to the approval of the Board of Directors of the Company, you will be granted (i) an option to purchase 250,000 shares of Common Stock of the Company at an exercise price per share equivalent to the fair market value as determined by the Board of Directors at the July 21, 1999 Board meeting and which will vest monthly at the rate of 1/12 per month and, (ii) an option to purchase 250,000 shares of Common Stock of the Company at an exercise price per share equivalent to the fair market value as determined by the Board of Directors at the July 21, 1999 Board meeting and which will vest monthly at 1/48 per month. Your options will be granted under the Tioga Systems, Inc. 1998 Option Plan, in accordance with and subject to each term of the Company's standard form of option agreement.

4. At-Will Employment: You will be an employee-at-will, meaning that either you or the Company can terminate your employment relationship at any time, for any reason, with or without Cause, and with or without notice. You agree to devote substantially all of your business time and attention to the Company. Nevertheless, you shall be permitted to serve as a member of the board of directors of Brightlight as well as such other boards of directors of for-profit and not-for-profit organizations as the Board may reasonable approve.

5.   Termination of Employment:

5.1 In the event your employment is terminated by the Company with or without Cause, as defined herein, or you resign with or without Good Reason, as defined herein, you will be entitled to payment of (i) accrued salary, benefits and reimbursable expenses owing to you through the date of such termination, and (ii) the bonus you earned for the Fiscal Year preceding the date of your termination if it has not been paid as of the date of your termination.

5.2 If your employment is terminated by the Company, for any reason other than for Cause, or is terminated by you for Good Reason, in addition to the payments provided for in Section 5.1, you will be entitled to receive a severance package consisting of (i) your base monthly salary, paid as though you were still employed by the Company for a period of 12 months in installments, subject to appropriate deductions, (ii) continued participation in all benefit plans as an employee for a period of 12 months, (iii) vesting of all stock options granted to you that would have vested by the end of the month of your termination if your employment had not been terminated , and (iv) bonus for the Fiscal year in which your employment is terminated, pro rated on a monthly basis based upon your termination date, if you achieved the performance criteria mutually agreed upon by you and the Board for the Fiscal Year. The Company shall have the obligation to make the payments and provide the benefits provided for in this section regardless of your income or effects to mitigate, if any, however it shall have the right to stop the payments and benefits in
     Section 5.2(i) and (ii) if at any time prior to the expiration of twelve months after termination, you become otherwise employed in another full time salaried position with benefits. In order to receive this severance package, you will be required to sign a release in a form acceptable to the Company, of any and all claims that you may have against the Company.

5.3 "Cause" means a determination in the reasonable good faith of the Board that you have: (a) engaged in a material act in violation of the law, except that if with regard to the act, you are not subsequently convicted of a felony or do not enter a plea of guilty or no lo contendre to a felony (except for ordinary traffic violations); you will be entitled to receive the severance package provided for in Section 5.2 (i through iv), (b) materially breached your fiduciary duty to the Company; (c) unreasonable refused to perform the good faith, lawful policies or instructions of the Board; or (d) failed to fully and faithfully perform your materially obligations under this Employment Agreement after having been given thirty days written notice of any such failure and an opportunity to cure. "Good Reason" means (i) you are assigned significant duties inconsistent with your position in the Company or your employment terms and responsibilities are materially diminished by the Company, (ii) you are required to relocate to a regular work location that is more than 50 miles from the Company's offices where you regularly work, without your approval or (iii) a material breach by the Company of its obligations under the Employment Agreement. If you wish to resign your employment for Good Reason, you will be required to give the Company 30 days written notice of resignation. The Company will have 30 days to cure the reason(s) for your resignation. If the reason(s) for your resignation is/are not cured within 30 days, the period of time you have to exercise your stock options shall begin to run following the expiration of the cure period.

6. Change in Ownership Event: For a period of twelve months following a "Change In Ownership Event" ("Change In Ownership Event" being defined as any sale of all or substantially all of the Company's assets or any merger, consolidation or stock sales which results in the holders of the Company's capital stock immediately prior to such transaction owning less than 50% of the voting power of the Company's capital stock immediately after such transaction), if (a) your employment is terminated by the Company or its successor for any reason other than for Cause (as defined in Section 5 of this Employment Agreement); or (b) you resign for Good Cause, you will be entitled to receive a severance package consisting of (i) vesting of any unvested stock options that were issued to you by the Company, (ii) 12 months of your base salary at that time, payable in a lump sum, subject to normal withholding requirements, (iii) continued participation in all benefit plans as an employee for a period of 12 months, and (iv) bonus for the fiscal year in which your employment is terminated, pro rated on a monthly basis based upon your termination date, if you achieved the performance criteria mutually agreed upon by you and the Board for that Fiscal Year. You shall have a period of 90 days following termination of your employment pursuant to Section 6(a) to exercise such options. If you wish to resign your employment pursuant to Section 6(b), you will be required to give the Company 30 days written notice of resignation. The Company will have 30 days to cure the reason(s) for your resignation. If the reason(s) for your resignation is not cured within 30 days, you shall have a period of 90 days following the cure period to exercise such options. In order to receive this severance package, you will be required to sign a release in a form acceptable to you and the Company, of any and all claims that you may have against the Company.

7. Representation and Warranty: You represent and warrant to the Company that the performance of your duties will not violate any agreements or trade secrets of any other person or entity.

8. Standard Employee Agreements: You will be expected to sign and comply with the Company's standard Employment, Confidential Information and Invention Assignment Agreement (the "Employee NDA") which requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company and non-disclosure of proprietary information. Your employment will be contingent upon and not be deemed effective until you have executed and returned the Employee NDA to the Company. As provided in the Employee NDA, in the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration. In addition, you will abide by the Company's strict policy that prohibits any employee from using or bringing with him or her from any pervious employer any confidential information, trade secrets, or proprietary materials or processes of such former employer. You also agree that, during the term of your employment with the Company, you will not actively engage in any other employment, occupation, consulting or other business directly or indirectly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company.

9.   Start Date: This agreement is effective as of July 21, 1999.

10. Federal Immigration Law: For purpose of federal immigration law, you will be required to provide the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your commencement date, or our employment relationship you may be terminated.

11. Entire Agreement: This Employment Agreement, together with your Stock Option Agreement, and your Confidentiality and Assignment of Inventions Agreement, which are incorporated by reference, constitutes the entire agreement between the parties and supersedes all other agreements or understandings. This Employment Agreement can only be changed in writing, signed by you and the Chairman of the Board of the Company.

On behalf of the Board, let me indicate how pleased I am to extend this offer, and how much I look forward to working with you. Please indicate your acceptance by signing and returning the enclosed copy of this letter.

Sincerely,

TIOGA SYSTEMS, INC.


By:  /s/ Radha R. Basu
    ---------------------------------

Title: CEO & President
       ------------------------------

The forgoing terms and conditions are hereby accepted:



Signed:  /s/ Mark Pincus
        ------------------------------


Print Name:  Mark Pincus
            --------------------------


Date: 8/1/99
      --------------------------------

      (Please note: Mr. Pincus listed no prior inventions in
                    his Employment Confidential Information
                    and Invention Assignment Agreement.)

April 13, 2000

PERSONAL & CONFIDENTIAL
Mark Pincus
1572 Shrader Street
San Francisco, CA  94117

Dear Mark:

This letter is to confirm the agreement between you and Support.com, Inc. (the "Company") regarding the mutually agreed upon decision to amend your employment agreement with Support.com dated August 1, 1999 ("Employment Agreement"). The amended terms of your employment relationship with the company are as set forth below. Except as expressly stated herein, the terms of this amendment supersede and replace the terms of your Employment Agreement.

1. Position: You will be the Chairman and Founder of the Company, reporting to the Board of Directors. As such, you will have such responsibilities as determined by the Board of Directors.

2. Base Salary: You will be paid a base salary of $15,000 per month. Your salary will be payable in accordance with the Company's standard payroll policies (subject to normal required withholding). You will receive a vacation and benefit package similar to that provided for all other executive level employees.

3. Part-Time At-Will Employment: You will be an employee-at-will, meaning that either you or the Company can terminate your employment relationship at any time, for any reason, with or without Cause, and with or without notice. You agree to devote more than 50% of your business time and attention to the Company.

4. Time and Attention Less Than 50%: At anytime during the term of your employment, you may give written notice to the Company stating that you intend to devote less than 50% of your time and attention to the Company. At such time you will no longer be entitled to any base salary pursuant to
   Section 2 above.

5. Stock: You will be entitled to vest according to the vesting schedules of your outstanding option awards (as set forth in the Employment Agreement), but in consideration for the reduction in your time and attention to the Company, such vesting shall continue only through December 31, 2000. Such vesting to occur regardless of employment status with the Company. Any remaining option shares that would have vested after December 31, 2000 will be considered cancelled by this amendment to the Employment Agreement and you agree to execute any amendments to the applicable Option Agreements, accordingly. With respect to any shares of the Company in which you have an interest, you agree to comply with all Federal and state securities laws related to reporting and other compliance requirements, including Sections 13 and 16 of the Securities Exchange Act of 1934.

6.   Termination of Employment:

6.1 In the event your employment is terminated by the Company with or without Cause, as defined herein, or you resign with or without Good Reason, as defined herein, you will be entitled to payment of (i) accrued salary, benefits and reimbursable expenses owing to you through the date of such termination, and (ii) if applicable, any bonus you earned for the Fiscal Year preceding the date of your termination if it has not been paid as of the date of your termination.

6.2 If your employment is terminated by the Company, for any reason other than for Cause, or is terminated by you for Good Reason, in addition to the payments provided for in Section 6.1, you will be entitled to receive a severance package consisting of (i) your base monthly salary, paid as though you were still employed by the Company for a period of 12 months in installments, subject to appropriate deductions, (ii) continued participation in all benefit plans as an employee for a period of 12 months, subject to Section 5 above, (iii) if applicable, any bonus for the Fiscal year in which your employment is terminated, pro rated on a monthly basis based upon your termination date, if you achieved performance criteria mutually agreed upon by you and the Board for the Fiscal Year. The Company shall have the obligation to make the payments and provide the benefits provided for in this section regardless of your income or effects to mitigate, if any, however it shall have the right to stop the payments and benefits in Section 6.2(i) and (ii) if at any time prior to the expiration of twelve (12) months after termination, you become otherwise employed in another position in which you are dedicating more than fifty percent (50%) of your business time and attention. In order to receive this severance package, you will be required to sign a release in a form acceptable to the Company, of any and all claims that you may have against the Company.

6.3 "Cause" and "Good Reason" shall have the meaning set forth in your Employment Agreement. If you wish to resign your employment for Good Reason, you will be required to give the Company thirty (30) days written notice of resignation. The Company will have thirty (30) days to cure the reason(s) for your resignation. If the reason(s) for your resignation is/are not cured within thirty (30) days, the period of time you have to exercise your stock options shall begin to run following the expiration of the cure period.

7. Change in Ownership Event: For a period of twelve (12) months following a "Change In Ownership Event" ("Change In Ownership Event" being defined as any sale of all or substantially all of the Company's assets or any merger, consolidation or stock sales which results in the holders of the Company's capital stock immediately prior to such transaction owning less than fifty percent (50%) of the voting power of the Company's capital stock immediately after such transaction), if (a) your employment is terminated by the Company or its successor for any reason other than for Cause (as defined in Section 5 of your Employment Agreement); or (b) you resign for Good Cause (as defined in Section 5 of your Employment Agreement), you will be entitled to receive a severance package consisting of (i) vesting of any unvested stock options that were issued to you by the Company, subject to Section 5 above, (ii) twelve (12) months of your base salary at that time, payable in a lump sum, subject to normal withholding requirements, (iii) continued participation in all benefit plans as an employee for a period of twelve (12) months, subject to
     Section 5 above, and (iv) if applicable, any bonus for the Fiscal Year in which your employment is terminated, pro rated on a monthly basis based upon your termination date, if you achieved performance criteria mutually agreed upon by you and the Board for that Fiscal Year. You shall have a period of ninety (90) days following termination of your employment pursuant to Section 7(a) to exercise such options. If you wish to resign your employment pursuant to Section 7(b), you will be required to give the Company thirty (30) days written notice of resignation. The Company will have thirty (30) days to cure the reason(s) for your resignation. If the reason(s) for your resignation is not cured within thirty (30) days, you shall have a period of ninety (90) days following the cure period to exercise such options. In order to receive this severance package, you will be required to sign a release in a form acceptable to you and the Company, of any and all claims that you may have against the Company.

8. Representation and Warranty: You represent and warrant to the Company that the performance of your duties will not violate any agreements or trade secrets of any other person or entity.

9. Standard Employee Agreements: You will be expected to continue to comply with the Company's standard Employment, Confidential Information and Invention Assignment Agreement you signed on __________ (the "Employee NDA") which requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company and non-disclosure of proprietary information. Your employment will be contingent upon your compliance with the Employee NDA. As provided in the Employee NDA, in the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration. In addition, you will abide by the Company's strict policy that prohibits any employee from using or bringing with him or her from any pervious employer any confidential information, trade secrets, or proprietary materials or processes of such former employer. You also agree that, during the term of your employment with the Company, you will not actively engage in any other employment, occupation, consulting or other business directly or indirectly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company.

10. Start Date: This amendment to your Employment Agreement is effective as of April __, 2000.

11. Entire Agreement: This amendment, your Employment Agreement, and your Confidentiality and Assignment of Inventions Agreement, which are incorporated by reference, constitute the entire agreement between the parties and supersedes all other agreements or understandings. This Employment Agreement can only be changed in writing, signed by you and the CEO of the Company.

On behalf of the Board, let me indicate how pleased I am to extend this offer, and how much I look forward to continue working with you. Please indicate your acceptance to the terms of the amendment to your Employment Agreement by signing and returning the enclosed copy of this letter.

Sincerely,

SUPPORT.COM, INC.


By:  /s/ Radha R. Basu
    ---------------------------------

Title: President & CEO
       ------------------------------

The forgoing terms and conditions are hereby accepted:



Signed:  /s/ Mark Pincus
       ------------------------------


Print Name:  Mark Pincus
           --------------------------


Date:  4/21/00
     --------------------------------